File No. 333-151871

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
FORM S-3/A
PRE-EFFECTIVE AMENDMENT NO. 3
to
REGISTRATION STATEMENT
Under the Securities Act of 1933
EZCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2540145 (I.R.S. Employer Identification Number)
1901 CAPITAL PARKWAY
AUSTIN, TEXAS 78746
(512) 314-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Connie Kondik	Copies to:
General Counsel
EZCORP, Inc.
1901 Capital Parkway
Austin, Texas 78746
Telephone: (512) 314-3400
Facsimile: (512) 314-3463
Name, address, including zip code, and telephone
number, including area code, of agent for service	Lee Polson Strasburger & Price, LLP 600 Congress Avenue, Suite 1600 Austin, Texas 78701 Telephone: (512)-499-3600 Facsimile: (512) 499-3660
Approximate dates of commencement of proposed sale to public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated finer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY STATEMENT
This Amendment No. 3 to the Registration Statement on Form S-3/A is being filed solely for the purpose of filing Exhibit 2.2, Schedule 1 to the Merger Agreement previously filed as Exhibit 2.1, and to amend Part II, Exhibits, of the Registration Statement to include that Exhibit 2.2. Exhibit 2.2 contains a schedule of shareholders of Value Financial Services, Inc., who will receive EZCORP Class A Non-voting Common Stock in the merger.
No other parts of the Registration Statement are being amended by this amendment except as described above. Therefore, such other parts are omitted from this amendment.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14 Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by EZCORP:

Item	Amount (1)

SEC registration fee	$868
Legal fees and expenses	75,000
Miscellaneous expenses	25,000

Total:	$100,868

(1) All items other than SEC registration fee are estimates.
Item 15 Indemnification of Directors and Officers
Our Restated Certificate of Incorporation provides that no director will be personally liable to EZCORP or any of its stockholders for monetary damages arising from the director’s breach of a fiduciary duty as a director, with certain limited exceptions.
Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in the defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in the light of all the circumstances indemnification should apply.
To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.
Our Restated Certificate of Incorporation and Amended and Restated Bylaws specifically provide for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.
Item 16 Exhibits and Financial Statements
See the Exhibit Index which is incorporated herein by reference.
Item 17 Undertakings
The undersigned registrant hereby undertakes:
     (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:
          (1) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933.
          (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in the effective registration statement.
          (3) to include any additional material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by EZCORP pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (b) that, for the purpose of determining any liability under the Securities Act of 1933, EZCORP will treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.
     (c) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.
     (d) for the purposes of determining any liability under the Securities Act of 1933, each filing of EZCORP’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of EZCORP pursuant to the foregoing provisions of this registration statement, or otherwise, EZCORP has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by EZCORP of expenses incurred or paid by a director, officer or controlling person of EZCORP in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, EZCORP will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, EZCORP, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on August 7, 2008.

EZCORP, INC.
/s/ Joseph L. Rotunda

Joseph L. Rotunda President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Date: August 7, 2008	/s/ Sterling B. Brinkley *
Sterling B. Brinkley, Chairman of the Board and
Director

Date: August 7, 2008	/s/ Joseph L. Rotunda
Joseph L. Rotunda, Chief Executive Officer, President
(Principal Executive Officer) and Director

Date: August 7, 2008	/s/ Dan N. Tonissen

Dan N. Tonissen, Senior Vice President, Chief Financial Officer, Assistant Secretary (Principal Financial and Accounting Officer) and Director

Date: August 7, 2008	/s/ Thomas C. Roberts *
Thomas C. Roberts, Director

Date: August 7, 2008	/s/ Gary Matzner *
Gary Matzner, Director

Date: August 7, 2008	/s/ Richard M. Edwards *
Richard M. Edwards, Director

Date: August 7, 2008	/s/ Richard D. Sage *
Richard D. Sage, Director

* By Joseph L. Rotunda, Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

2.1	Merger Agreement dated June 5, 2008, by and between EZCORP, Inc., a Delaware corporation, Value Merger Sub, Inc., a Florida corporation, and Value Financial
Services, Inc., a Florida corporation, incorporated by reference to Exhibit 10.2 of
EZCORP’s 8-K filed June 5, 2008 (File No. 33-41317).

2.2*	Schedule 1 to the June 5, 2008, Merger Agreement.

3.1	Amended and Restated Certificate of Incorporation of EZCORP, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 effective August 23, 1991
(File No. 33-41317).

3.1A	Certificate of Amendment to the Certificate of Incorporation of EZCORP, incorporated by reference to Exhibit 3.1A to the Registration Statement on Form S-1 effective July
15, 1996 (File No. 33-41317).

3.1B	Amended Certificate of Incorporation of EZCORP, incorporated by reference to Exhibit
3.1B to EZCORP’s Annual Report on Form 10-K for the year ended September 30, 2006
(File No. 0-19424).

3.2	Bylaws of EZCORP, incorporated by reference to Exhibit 3.2 to the Registration
Statement on Form S-1 effective August 23, 1991 (File No. 33-41317).

3.3	Amendment to the Bylaws, incorporated by reference to Exhibit 3.3 to EZCORP’s
Quarterly Report on Form 10-W for the quarter ended June 30, 1994 (File No.
000-19424).

3.4	Amendment to the Certificate of Incorporation of EZCORP, incorporated by to Exhibit
3.4 to EZCORP’s Annual Report on Form 10-K for the year ended September 30, 1994 (File
No. 000-19424).

3.5	Amendment to the Certificate of Incorporation of EZCORP, incorporated by reference to
Exhibit 3.5 to EZCORP’s Annual Report on Form 10-K for the year ended September 30,
1997 (File No. 000-19424).

3.6	Amendment to the Certificate of Incorporation of EZCORP, incorporated by reference to
Exhibit 3.6 to EZCORP’s Quarterly Report on Form 10-Q for the quarter ended March 31,
1998 (File No. 000-19424).

4.1	The description of EZCORP’s Common Stock and Common Stock Rights as set forth in
EZCORP’s Form 8-A Registration Statement filed with the Commission on July 24, 1991, including any amendment or report filed for the purpose of updating such description.

Exhibit	Description

4.2	Specimen of Class A Non-voting Common Stock certificate of the Company, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 effective August
23, 1991 (File No. 33-41317).

5.1+	Opinion of Strasburger & Price, L.L.P., as to the validity of the shares being offered.

10.1+	Form of Fifth Amended and Restated Credit Agreement among EZCORP, Inc., Wells Fargo
Bank, N.A., and other financial institutions, dated June ___, 2008 (to become effective and be dated upon completion of the merger with Value Financial Service,
Inc.)

23.1+	Consent of BDO Seidman, LLP.

23.2+	Consent of McGladrey & Pullen, LLP.

23.3+	Consent of Tedder, James, Worden, & Associates, P.A.

23.4+	Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1).

24.1+	Power of Attorney.

*	Filed with this Form S-3.

+	Previously filed.